FOR RELEASE                                   CONTACT:  Christopher D. Morris
February 19, 2008                                       Executive Vice President
3:05 p.m. Central Time                                  Chief Financial Officer
                                                        (972) 258-4525

                            CEC ENTERTAINMENT REPORTS
                   FOURTH QUARTER AND FISCAL YEAR-END EARNINGS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: "CEC") today announced earnings for the fourth quarter and fiscal year-ended December 30, 2007.

Revenues for the fourth quarter of 2007 and fourth quarter of 2006 remained constant at $175.1 million, as growth from new store development was offset by a decline in comparable store sales of 2.7%. We reported a net loss of $0.6 million in the fourth quarter of 2007 compared to net income of $12.1 million in the same period of 2006. Diluted earnings per share in the fourth quarter of 2007 decreased to ($0.02) per share from $0.36 per share in the fourth quarter of 2006. Included in 2007 and 2006 fourth quarter results were asset impairment costs totaling $8.4 million and $0.4 million, respectively. Additionally, the fourth quarter of 2007 was negatively impacted by certain tax related adjustments totaling approximately $2.0 million.

Revenues for 2007 increased to $785.3 million from $772.6 million in 2006 primarily due to new store development. Comparable store sales declined 1.4% during 2007. Net income for 2007 decreased to $55.9 million from $68.3 million in 2006. Diluted earnings per share in 2007 were $1.76 per share compared to $2.04 per share in 2006. Included in the 2007 and 2006 fiscal year results were asset impairment costs totaling $9.6 million and $3.9 million, respectively. Excluding asset impairment costs, fiscal year 2007 net income and diluted earnings per share would have been $61.8 million and $1.95, respectively.

During 2007 the Company  repurchased $248 million of Company stock  representing
7.9 million shares or approximately 25% of diluted shares outstanding at the end of the year. This included $144.6 million used in the fourth quarter of 2007 to repurchase 4.0 million shares of Company stock, which brought the remaining balance on the Company's share repurchase authorization to $232.2 million at the end of 2007. Outstanding borrowings on the Company's $550 million line-of-credit totaled $316.8 million at the end of 2007. At this point in time, the Company continues to believe it will achieve its targeted Debt-to-Adjusted EBITDA ratio of 2:1 and complete the share repurchase authorization within the next three years.

Richard M. Frank, Chairman and Chief Executive Officer, stated that, "We believe sales and operating results in the 2007 fiscal year were negatively impacted by pressures on consumer disposable income. Although disappointed by the sales trend in 2007, we continue to believe our strategies will positively impact sales and earnings, and over the long-term will deliver an excellent experience for our guests and solid performance for our shareholders.

"The 2008 fiscal year is off to a positive start with comparable store sales increasing 2.5% in the first seven weeks of the year. This is particularly encouraging when considering comparable store sales were up 2.7% in the first seven weeks of 2007. We believe we have a strong sales plan for the year and view the early sales performance of 2008 as reinforcing our strategies. However, given the challenging consumer environment, we remain cautious in our outlook for 2008. We're currently estimating comparable store sales growth in fiscal year 2008 to be in a range of flat to up 1%. This may prove to be conservative given our performance to date, but we recognize that seven weeks of performance is a short period of time."

Business Outlook:

Based on current estimates, the Company expects diluted earnings per share to range from $ 2.15 to $2.25 per share for the 2008 fiscal year and $1.10 to $1.15 per share for the first quarter of 2008. Incorporated into this guidance are the following assumptions:
- Comparable store sales growth of flat to positive 1% for the 2008 fiscal year;
- The average price per pound of block cheese for the 2008 fiscal year to be in a range of $1.70 to $1.80;
- An increase in labor expenses for the 2008 fiscal year, primarily driven by higher wage rates, of 0.7% to 0.9% as a percent of revenue;
-    6 to 7 new company units and 4 new franchise units during the year;
-    Total capital expenditures for the year of $80 to $85 million;
-    Free cash flow will be used to repurchase company shares; and
-    An effective tax rate of 38% for the year.

Fourth Quarter Conference Call:

The Company will host a conference call today, February 19, 2008, at 3:30 p.m. Central Time to discuss its fourth quarter and fiscal year-end 2007 financial results. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available for a minimum of ninety days on the website.

Non-GAAP Performance Measures:

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP"). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP performance measures such as Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") and Free Cash Flow.

Reconciliations of the most directly comparable GAAP financial measure to Adjusted EBITDA and Free Cash Flow and certain other supplemental financial data are set forth in tables accompanying this release.

About CEC Entertainment, Inc.:

Celebrating 30 years of success as a place Where a Kid can be a Kid(R), CEC Entertainment, Inc. is a leading innovator in the family restaurant/entertainment industry. The Company and its franchisees operate a system of 534 Chuck E. Cheese's restaurants located throughout the United States (excluding Wyoming and Vermont), Canada and abroad. Currently, 490 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company's website at www.chuckecheese.com.

Chuck E Cheese's offers families with kids a one-of-a-kind total entertainment experience that includes the coolest games and rides, chances to win tickets for fun prizes, entertainment and great food for the family. Today, more than ever, kids need a safe, wholesome environment in which they can laugh, play and simply enjoy being a kid.

Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies; national, regional and local economic conditions affecting the restaurant/entertainment industry; competition within each of the restaurant and entertainment industries; success of its franchise operations; negative publicity; health epidemics or pandemics; acts of God; terrorists acts; litigation; demographic trends; fluctuations in quarterly results of operations, including seasonality; government regulations; weather; school holidays; increased commodity, utility, insurance, advertising and labor costs.



                           - financial tables follow -

                                                 CEC ENTERTAINMENT, INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (in thousands, except per share amounts)

                                                                 Quarter Ended                      Year Ended
                                                         -----------------------------     -----------------------------
                                                         December 30,     December 31,     December 30,     December 31,
                                                             2007             2006             2007             2006
                                                         ------------     ------------     ------------     ------------
                                                                  (Unaudited)                       (Unaudited)

REVENUE:
   Company store sales .........................          $ 174,096        $ 174,340        $ 781,665        $ 769,241
   Franchise fees and royalties ................              1,021              723            3,657            3,312
                                                          ---------        ---------        ---------        ---------
      Total revenue ............................            175,117          175,063          785,322          772,553
                                                          ---------        ---------        ---------        ---------

OPERATING COSTS AND EXPENSES:
Company store operating costs:
   Cost of sales ...............................             29,450           26,622          126,413          121,808
   Labor expenses ..............................             50,846           47,545          214,147          210,010
   Depreciation and amortization ...............             18,758           16,704           70,701           64,292
   Rent expense ................................             15,915           15,188           63,734           60,333
   Other operating expenses ....................             25,222           25,184          113,789          106,025
                                                          ---------        ---------        ---------        ---------
      Total Company store operating costs ......            140,191          131,243          588,784          562,468
Advertising expense.............................              7,067            6,519           30,651           32,253
General and administrative .....................             13,984           14,517           51,705           53,037
Asset impairment costs .........................              8,360              398            9,638            3,910
                                                          ---------        ---------        ---------        ---------
   Total operating costs and expenses...........            169,602          152,677          680,778          651,668
                                                          ---------        ---------        ---------        ---------
Operating income ...............................              5,515           22,386          104,544          120,885
Interest expense, net ..........................              4,432            2,712           13,170            9,508
                                                          ---------        ---------        ---------        ---------
Income before income taxes .....................              1,083           19,674           91,374          111,377
Income taxes ...................................              1,647            7,621           35,453           43,120
                                                          ---------        ---------        ---------        ---------
Net (loss) income ..............................          $    (564)       $  12,053        $  55,921        $  68,257
                                                          =========        =========        =========        =========

Earnings per share:
   Basic .......................................          $   (0.02)       $    0.38        $    1.81        $    2.09
   Diluted .....................................          $   (0.02)       $    0.36        $    1.76        $    2.04

Weighted average shares outstanding:
   Basic .......................................             28,236           32,009           30,922           32,587
   Diluted .....................................             28,236           33,032           31,694           33,465




                                                 CEC ENTERTAINMENT, INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FISCAL YEAR ENDED DECEMBER 30, 2007
                                        (in thousands, except per share amounts)

                                                                              Quarterly Period Ended
                                                          -------------------------------------------------------------
                                                           April 1,         July 1,       September 30,    December 30,
                                                             2007             2007             2007             2007
                                                          ---------        ---------      -------------    ------------
                                                                                   (Unaudited)

REVENUE:
   Company store sales .........................          $ 231,859        $ 179,091        $ 196,619        $ 174,096
   Franchise fees and royalties ................              1,000              774              862            1,021
                                                          ---------        ---------        ---------        ---------
      Total revenue ............................            232,859          179,865          197,481          175,117
                                                          ---------        ---------        ---------        ---------

OPERATING COSTS AND EXPENSES:
Company store operating costs:
   Cost of sales ...............................             35,997           28,924           32,042           29,450
   Labor expenses ..............................             58,490           51,736           53,075           50,846
   Depreciation and amortization ...............             16,857           17,293           17,793           18,758
   Rent expense ................................             15,925           15,779           16,115           15,915
   Other operating expenses ....................             29,632           28,665           30,270           25,222
                                                          ---------        ---------        ---------        ---------
      Total Company store operating costs ......            156,901          142,397          149,295          140,191
Advertising expense.............................              8,440            7,109            8,035            7,067
General and administrative .....................             13,249           12,518           11,954           13,984
Asset impairment costs .........................                  -            1,278                -            8,360
                                                          ---------        ---------        ---------        ---------
   Total operating costs and expenses...........            178,590          163,302          169,284          169,602
                                                          ---------        ---------        ---------        ---------
Operating income ...............................             54,269           16,563           28,197            5,515
Interest expense, net ..........................              2,791            2,865            3,082            4,432
                                                          ---------        ---------        ---------        ---------
Income before income taxes .....................             51,478           13,698           25,115            1,083
Income taxes ...................................             19,458            5,150            9,198            1,647
                                                          ---------        ---------        ---------        ---------
Net income (loss) ..............................          $  32,020        $   8,548        $  15,917        $    (564)
                                                          =========        =========        =========        =========

Earnings per share:
   Basic .......................................          $    1.00        $    0.27        $    0.51        $   (0.02)
   Diluted .....................................          $    0.95        $    0.26        $    0.50        $   (0.02)

Weighted average shares outstanding:
   Basic .......................................             32,164           32,020           31,247           28,236
   Diluted .....................................             33,670           33,003           31,615           28,236




                                                 CEC ENTERTAINMENT, INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           FISCAL YEAR ENDED DECEMBER 31, 2006
                                         (in thousands, except per share amounts)

                                                                              Quarterly Period Ended
                                                          --------------------------------------------------------------
                                                           April 2,         July 2,         October 1,      December 31,
                                                             2006             2006             2006             2006
                                                          ---------        ---------        ----------      ------------
                                                                                   (Unaudited)

REVENUE:
   Company store sales .........................          $ 225,730        $ 175,365        $ 193,806        $ 174,340
   Franchise fees and royalties ................              1,005              764              820              723
                                                          ---------        ---------        ---------        ---------
      Total revenue ............................            226,735          176,129          194,626          175,063
                                                          ---------        ---------        ---------        ---------

OPERATING COSTS AND EXPENSES:
Company store operating costs:
   Cost of sales ...............................             37,186           28,125           29,875           26,622
   Labor expenses ..............................             59,533           51,149           51,783           47,545
   Depreciation and amortization ...............             15,659           15,891           16,038           16,704
   Rent expense ................................             15,157           14,868           15,120           15,188
   Other operating expenses ....................             28,667           23,476           28,698           25,184
                                                          ---------        ---------        ---------        ---------
      Total Company store operating costs ......            156,202          133,509          141,514          131,243
Advertising expense.............................              9,270            7,908            8,556            6,519
General and administrative .....................             12,395           12,295           13,830           14,517
Asset impairment costs .........................                  -            3,512                -              398
                                                          ---------        ---------        ---------        ---------
   Total operating costs and expenses...........            177,867          157,224          163,900          152,677
                                                          ---------        ---------        ---------        ---------
Operating income ...............................             48,868           18,905           30,726           22,386
Interest expense, net ..........................              1,791            2,329            2,676            2,712
                                                          ---------        ---------        ---------        ---------
Income before income taxes .....................             47,077           16,576           28,050           19,674
Income taxes ...................................             18,224            6,417           10,858            7,621
                                                          ---------        ---------        ---------        ---------
Net income .....................................          $  28,853        $  10,159        $  17,192        $  12,053
                                                          =========        =========        =========        =========

Earnings per share:
   Basic .......................................          $    0.86        $    0.31        $    0.54        $    0.38
   Diluted .....................................          $    0.84        $    0.30        $    0.53        $    0.36

Weighted average shares outstanding:
   Basic .......................................             33,719           32,745           31,975           32,009
   Diluted .....................................             34,517           33,546           32,614           33,032



                             CEC ENTERTAINMENT, INC.
         RECONCILIATION OF GAAP RESULTS TO NON-GAAP PERFORMANCE MEASURES
                      AND OTHER SUPPLEMENTAL FINANCIAL DATA
                       (in thousands, except percentages)

The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA and certain other supplemental financial data for the periods shown:

                                                          Quarter Ended                     Year Ended
                                                   ----------------------------    ----------------------------
                                                   December 30,    December 31,    December 30,    December 31,
                                                       2007            2006            2007            2006
                                                   ------------    ------------    ------------    ------------
                                                           (Unaudited)                     (Unaudited)

Revenues ....................................       $ 175,117       $ 175,063       $ 785,322       $ 772,553
                                                    ---------       ---------       ---------       ---------

Net (loss) income ...........................       $    (564)      $  12,053       $  55,921       $  68,257
Add:
   Income taxes .............................           1,647           7,621          35,453          43,120
   Interest expense, net ....................           4,432           2,712          13,170           9,508
   Depreciation and amortization ............          19,251          17,020          71,919          65,392
   Asset write-offs .........................           9,273           2,629          14,465          10,254
   Stock-based compensation..................           1,294           1,382           4,384           5,601
                                                    ---------       ---------       ---------       ---------
      Adjusted EBITDA .......................       $  35,333       $  43,417       $ 195,312       $ 202,132
                                                    =========       =========       =========       =========

      Adjusted EBITDA Margin ................            20.2%           24.8%           24.9%           26.2%




The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow:

                                                          Quarter Ended                     Year Ended
                                                   ----------------------------    ----------------------------
                                                   December 30,    December 31,    December 30,    December 31,
                                                       2007            2006            2007            2006
                                                   ------------    ------------    ------------    ------------
                                                           (Unaudited)                     (Unaudited)

Cash provided by operating activities .......       $  31,526       $  25,095       $ 163,396       $ 149,602
Less:
   Capital expenditures......................          22,404          31,902         109,066         115,810
                                                    ---------       ---------       ---------       ---------
      Free Cash Flow ........................       $   9,122       $  (6,807)      $  54,330       $  33,792


----------

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income excluding income taxes, net interest expense, depreciation, amortization, asset write-offs and stock-based compensation. Adjusted EBITDA Margin represents EBITDA divided by revenues expressed as a percentage.

Free Cash Flow, also a non-GAAP measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the presentation of non-GAAP performance measures provides useful information to investors and other interested parties regarding the Company's operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses. The non-GAAP performance measures presented in the schedules above should not be viewed as alternatives or substitutes for the Company's reported GAAP results. Adjusted EBITDA and Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

                             CEC ENTERTAINMENT, INC.
   RECONCILIATION OF HISTORICAL GAAP RESULTS TO NON-GAAP PERFORMANCE MEASURES
                      AND OTHER SUPPLEMENTAL FINANCIAL DATA
                       (in thousands, except percentages)

The following table sets forth a reconciliation of net income to Adjusted EBITDA and certain other supplemental financial data for the periods shown:

                                                  2007          2006          2005          2004          2003
                                               ---------     ---------     ---------     ---------     ---------
                                                                          (Unaudited)

Revenues ...............................       $ 785,322     $ 772,553     $ 726,169     $ 727,284     $ 653,565
                                               ---------     ---------     ---------     ---------     ---------

Net income .............................       $  55,921     $  68,257     $  69,671     $  76,978     $  60,584
Add:
   Income taxes ........................          35,453        43,120        43,110        47,683        39,425
   Interest expense, net ...............          13,170         9,508         4,532         2,514         2,144
   Depreciation and amortization .......          71,919        65,392        61,310        55,771        49,502
   Asset write-offs ....................          14,465        10,254         2,389         1,576         1,964
   Stock-based compensation.............           4,384         5,601         7,962         8,858        10,388
                                               ---------     ---------     ---------     ---------     ---------
      Adjusted EBITDA ..................       $ 195,312     $ 202,132     $ 188,974     $ 193,380     $ 164,007
                                               =========     =========     =========     =========     =========

      Adjusted EBITDA Margin ...........            24.9%         26.2%         26.0%         26.6%         25.1%



The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow:

                                                  2007          2006          2005          2004          2003
                                               ---------     ---------     ---------     ---------     ---------
                                                                          (Unaudited)

Cash provided by operating activities ..       $ 163,396     $ 149,602     $ 134,998     $ 162,974     $ 155,588
Less:
   Capital expenditures.................         109,066       115,810        91,637        80,088        93,899
                                               ---------     ---------     ---------     ---------     ---------
   Free Cash Flow ......................       $  54,330     $  33,792     $  43,361     $  82,886     $  61,689
                                               =========     =========     =========     =========     =========


----------

Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income excluding income taxes, net interest expense, depreciation, amortization, asset write-offs and stock-based compensation. Adjusted EBITDA Margin represents EBITDA divided by revenues expressed as a percentage.

Free Cash Flow, also a non-GAAP measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that the presentation of non-GAAP performance measures provides useful information to investors and other interested parties regarding the Company's operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses. The non-GAAP performance measures presented in the schedules above should not be viewed as alternatives or substitutes for the Company's reported GAAP results. Adjusted EBITDA and Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

                                                CEC ENTERTAINMENT, INC.
                                                   STORE INFORMATION

                                                              Quarter Ended                      Year Ended
                                                      -----------------------------     -----------------------------
                                                      December 30,     December 31,     December 30,     December 31,
                                                         2007             2006             2007             2006
                                                      ------------     ------------     ------------     ------------

Number of Company-owned stores:
   Beginning of period ........................            488              477              484              475
   New ........................................              2                8               10               14
   Acquired from franchisees ..................              1                -                1                -
   Closed .....................................             (1)              (1)              (5)              (5)
                                                          ----             ----             ----             ----
   End of period ..............................            490              484              490              484
                                                          ====             ====             ====             ====

Number of franchise stores:
   Beginning of period ........................             44               45               45               44
   New ........................................              1                -                1                1
   Acquired from franchisees ..................             (1)               -               (1)               -
   Closed .....................................              -                -               (1)               -
                                                          ----             ----             ----             ----
   End of period ..............................             44               45               44               45
                                                          ====             ====             ====             ====
